EXHIBIT 23.1

                    CONSENT OF INDEPENDENT ACCOUNTANT


We consent to the incorporation by reference in this Registration Statement of Esterline Technologies Corporation on Form S-8 and in the Prospectus for the Esterline Technologies Corporation 1997 Stock Option Plan of our reports dated December 11, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of Esterline Technologies Corporation for the year ended October 31, 1996.


/s/ DELOITTE & TOUCHE LLP

Seattle, Washington
January 6, 1998